UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2006 (July 3, 2006)

NET 1 UEPS TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Florida	000-31203	98-0171860
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

President Place, 4th Floor, Cnr. Jan Smuts Avenue and Bolton Road
Rosebank, Johannesburg, South Africa
(Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: 011-27-11-343-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[               ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[               ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[               ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[               ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Section 2 — Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets.

On July 3, 2006, our subsidiary, Net 1 Applied Technologies South Africa Limited (“Net 1 SA”) acquired the entire issued and outstanding share capital of Prism Holdings Limited (“Prism”) for ZAR1.16 per share (approximately $0.16, at the USD:ZAR exchange rate as of July 3, 2006) for a total consideration of approximately $95.2 million. The acquisition was effected pursuant to a scheme of arrangement approved by Prism shareholders, the Competition Commission, the South Africa High Court, Witwatersrand Local Division, and other regulatory bodies as contemplated by the previously announced agreement, dated March 3, 2006, as amended, by and between Net 1 SA and Prism with respect to the scheme of arrangement (the “Implementation Agreement”).

Prism is a company focused on the development and provision of secure transaction technology, solutions and services. Prism’s core competencies around secure online transaction processing, cryptography and integrated circuit card (chip/smart card) technologies are principally applied to electronic commerce transactions in the telecommunications, banking, retail, petroleum and utilities market sectors. These technologies form the cornerstones of the “trusted transactions” environment and provide us with the building blocks for developing secure end-to-end payment solutions.

The description set forth above is qualified in its entirety by the Implementation Agreement which is filed as Exhibit 2.1 of our Form 8-K/A (SEC File No. 000-31203), filed on April 7, 2006.

Section 8 — Other Events

Item 8.01 Other Events.

In connection with the completion of the scheme of arrangement, we issued a press release. A copy of the press release is furnished with this 8-K as Exhibit 99.1, but is not incorporated herein by reference.

Section 9 — Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The financial statements for Prism will be provided by amendment to this Form 8-K on or before September 19, 2006.

b) Pro forma financial information.

Our pro forma financial information will be provided by amendment to this Form 8-K on or before September 19, 2006.

(d)	Exhibits.

	2.1	Agreement, dated as of March 3, 2006, by and between Net 1 Applied Technologies South Africa Limited and Prism Holdings Limited, as amended (incorporated by reference to Exhibit 2.1 to Form 8-K/A (SEC File No. 000-31203), filed on April 7, 2006).

	99.1	Press Release, dated July 10, 2006

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NET 1 UEPS TECHNOLOGIES, INC.

July 10, 2006	By:	/s/ Dr. Serge C.P. Belamant
Dr. Serge C.P. Belamant
Chief Executive Officer